UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 8, 2011

RODMAN & RENSHAW CAPITAL GROUP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-33737	84-1374481

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1251 Avenue of the Americas, New York, New York	10020

(Address Of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code (212) 356-0500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

          On April 8, 2011, pursuant to the Amended and Restated Agreement and Plan of Merger (the “Merger Agreement”), dated as of January 4, 2011, among Rodman & Renshaw Capital Group, Inc., a Delaware corporation (“Rodman”), HHC Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of Rodman (“Merger Sub”), and Hudson Holdings Corporation, a Delaware corporation (“Hudson”), Hudson merged with and into Merger Sub (the “Merger”), with Merger Sub surviving the Merger. As a result of the Merger, Hudson’s existence as an independent corporation was terminated and it will continue its operations as a wholly-owned subsidiary of Rodman. Hudson provides a full range of corporate finance, advisory, and capital markets services and institutional equity research focused on the small- and mid-cap marketplace. Its wholly owned broker-dealer subsidiary, Hudson Securities, is dedicated to meeting the liquidity needs of its clients by making markets in over 12,000 U.S. and foreign securities and providing execution solutions.

          Pursuant to the Merger Agreement, each outstanding share of Hudson’s common stock was converted into the right to receive 0.0332 shares of Rodman common stock.

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Item 5.02.	Compensatory Arrangements of Certain Officers.

          On April 8, 2011 (the “Effective Date”), simultaneous with the closing of the Merger, Rodman entered into an employment agreement (the “Employment Agreement”) with Anthony M. Sanfilippo (the “Named Executive Officer”), providing for his employment as president of Rodman.

Set forth below is information concerning Mr. Sanfilippo.

Anthony M. Sanfilippo, age 54, was a director of Hudson and served as its chief executive officer from October 2009 through the Effective Date. From June 2007 until joining Hudson, Mr. Sanfilippo was Managing Partner of Etico Capital, a boutique merchant bank he co-founded. From January 2004 to February 2006, he served as head of US Equity Trading for Jefferies & Company, Inc, a subsidiary of Jefferies Group Inc. (ticker: JEF). Mr. Sanfilippo was an employee of Knight Trading Group from November 1997 to June 2003, where he served as president and chief executive officer of Knight Capital Markets (now known as Knight Capital Group, Inc.; ticker: NITE) from November 1997 to June 2003 and as interim chief executive officer of Knight from January 2002 to May 2002. Mr. Sanfilippo joined Knight when Tradetech Securities, a company he founded and managed as president and chief executive officer, was acquired by the Trimark Division of Knight in November 1997. Mr. Sanfilippo has no family relationship with any other officer or director of Rodman.

The Employment Agreement provides, inter alia, as follows:

Term: The Named Executive Officer is an “at will” employee.

Base Salary: $150,000 per annum, payable according to the Rodman’s prevailing payroll schedule.

Incentive Compensation: The Named Executive Officer is eligible to receive bonuses, subject to approval of Rodman’s Compensation Committee and payable in accordance with the Rodman’s then prevailing policy, including the payment of a pro rata bonus based upon actual full year performance in the event of the Named Executive Officer’s termination other than for Cause (as defined) or the Named Executive Officer terminates his employment for Good Reason (as defined).

Notwithstanding the foregoing, for the twelve months ending March 31, 2011, the Named Executive Officer shall be paid a bonus of not less than $350,000, of which $300,000 shall be payable on December 31, 2011 and $50,000 shall be payable on March 31, 2012.

RSU Grant: The Named Executive Officer received a Restricted Stock Unit (RSU) grant of 482,500 shares under Rodman’s 2010 Stock Award and Incentive Plan, which RSU grant vests ratably, subject to the achievement of stated performance benchmarks, in fifths on April 8, 2012, 2013, 2014, 2015 and 2016, respectively. The RSU is subject to accelerated vesting and forfeiture upon the occurance of stated events.

Benefits. The Named Executive Officer is entitled to participate in any retirement plans, pension, insurance, health, disability or other benefit plan or program that is maintained by the Company.

          The foregoing summary is qualified in its entirety by reference to the Employment Agreement, which is attached as Exhibits 10.1 hereto and to the terms of the RSU Grant Agreement which is attached as Exhibit 10.2 hereto. Further, all terms used but not defined herein shall have the meanings ascribed in the agreements.

Item 9.01.	Exhibits.

          (d) Exhibits

Exhibit Number	Description

10.1**	Employment Agreement, dated April 8, 2011, between the Rodman and Anthony M. Sanfilippo.
10.2**	Restricted Stock Unit Agreement, dated April 8, 2011, between Rodman and Anthony M. Sanfilippo.

**	This exhibit is a management contract or compensatory plan or arrangement.

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SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rodman & Renshaw Capital Group, Inc.

Dated: April 14, 2011	By: /s/ David J. Horin

David J. Horin
Chief Financial Officer

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Exhibit Index

Exhibit Number	Description

10.1**	Employment Agreement, dated April 8, 2011, between Rodman and Anthony M. Sanfilippo.
10.2**	Restricted Stock Unit Agreement, dated April 8, 2011, between Rodman and Anthony M. Sanfilippo.

**	This exhibit is a management contract or compensatory plan or arrangement.